UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2024

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

As previously disclosed, AngioDynamics, Inc. (“AngioDynamics” or the “Company”) and Becton, Dickinson and Company, C.R. Bard, Inc. and Bard Peripheral Vascular Inc. (collectively, “BD”) are involved in certain litigation in the United States District Court for the District of Delaware and the United States Court of Appeals for the Federal Circuit (collectively, the “Actions”).

On March 31, 2024, AngioDynamics and BD entered into a Settlement Agreement (the “Settlement Agreement”) to resolve the Actions. Under the terms of the Settlement Agreement, BD will grant a license to AngioDynamics under certain of BD’s port patents and AngioDynamics will grant BD a license under certain of AngioDynamics’ catheter patents.  AngioDynamics will make a one-time lump sum payment to BD in the amount of $7 million, $3 million of which will be payable within 5 business days, and the remainder of which will be payable in installments over the next 12 months.  AngioDynamics will also make six minimum annual payments to BD of $2.5 million through February, 2029, and potential additional payments if six percent (6%) of annual net sales of AngioDynamics’ port products exceed the minimum payment.  The parties will participate in the pending appeal before the Federal Circuit of the case titled C.R. Bard, Inc. and Bard Peripheral Vascular, Inc. v. AngioDynamics, Inc.  (C.A. 15-00218–JFB; and CAFC appeal No. 23-2056) and a contingent payment of $3 million will be due from AngioDynamics to BD if the Federal Circuit reverses or vacates the District Court’s findings of invalidity with respect to the patent claims at issue in the case. The agreement contains mutual covenants not to sue and releases.

The Settlement Agreement was entered into solely for the purpose of settlement and compromise of the Actions, and without any admission of misconduct, responsibility, or liability, which were all expressly denied by the Company and BD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: April 1, 2024	By:	/s/ Stephen A. Trowbridge
Name:	Stephen A. Trowbridge
Title:	Executive Vice President and Chief Financial Officer